UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   November 9, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 9, 2012, j2 Global, Inc. (“the Company”) acquired Ziff Davis, Inc. (“Ziff Davis”) for a purchase price of approximately $167 million, net of certain post-closing adjustments (the “Acquisition”).  The Acquisition was effected through a share sale and purchase agreement among the Company, Ziff Davis, the holders of the outstanding Ziff Davis shares (the “Shareholders”) and Great Hill Equity Partners IV, LP, as representative of the Shareholders (the “Purchase Agreement”).  The Company has no prior material relationship with any of the parties to the Purchase Agreement.

In connection with the Acquisition, certain management of Ziff Davis rolled a portion of their shares in Ziff Davis into 8,557 shares of a new series of Series A cumulative participating preferred stock of Ziff Davis having a face value of $8,557,000.  In addition, upon the completion of the Acquisition, Ziff Davis granted 1,498,500 shares of restricted common stock to certain employees under its newly adopted equity incentive plan.  The shares of preferred stock and restricted common stock were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Board of Directors of the Company has designated Ziff Davis as an “Unrestricted Subsidiary” under the Indenture, dated as of July 26, 2012, between the Company and U.S. Bank National Association, as trustee (the “Indenture”).  The Indenture was filed by the Company with the Securities and Exchange Commission on July 27, 2012, as Exhibit 4.1 to a Current Report on Form 8-K.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01                      Completion of Acquisition of Disposition of Assets

The information disclosed under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02                      Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01                      Regulation FD Disclosure.

On November 12, 2012, the Company issued a press release announcing the completion of the Acquisition described in Item 1.01 above.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)   Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of November 9, 2012, by and among j2 Global, Inc., Ziff Davis, Inc., the Shareholders and Great Hill Equity Partners IV, LP.*

99.1	Press Release dated November 12, 2012.
______________________

*
The schedules and exhibits referenced in the Stock Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: November 13, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of November 9, 2012, by and among j2 Global, Inc., Ziff Davis, Inc., the Shareholders and Great Hill Equity Partners IV, LP.*

99.1	Press Release dated November 12, 2012.
______________________

*
The schedules and exhibits referenced in the Stock Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.